Exhibit 10.2

Execution Version

VOTING AND SUPPORT AGREEMENT

This voting and support agreement, dated as of April     , 2022 (this “Agreement”), is made and entered into by and among AJP Holding Company, LLC, a Delaware limited liability company (“Purchaser”), Sonim Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (the “Stockholder”) of the Company. The Company, Purchaser, and the Stockholder are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Purchaser and the Company are entering into a subscription agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Subscription Agreement”), pursuant to which, each of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, as of the date hereof, the Stockholder Beneficially Owns (as defined below), has the right to direct the voting of, and owns of record the number of shares of Common Stock set forth opposite the Stockholder’s name on Schedule I hereto (the “Existing Shares”); and

WHEREAS, as a condition and inducement to Purchaser’s and the Company’s willingness to enter into the Subscription Agreement, the Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement.

“Ancillary Agreement” means this Agreement and the documents, agreements, exhibits, schedules, statements, contract or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Stockholder shall not be construed as the Beneficial Owner of any shares of Company Common Stock held by any other stockholder or by entities that are otherwise affiliated with the Stockholder but over which the Stockholder does not have voting or dispositive power. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning.

“Covered Company Shares” means, with respect to the Stockholder, the existing shares and any other shares of Company common stock that the Stockholder acquires or otherwise owns of record and/or has Beneficial Ownership of after the date hereof.

“Government Official” means any officer or employee of a foreign Governmental Authority or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such foreign Governmental Authority or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof, excluding officials of the governments of the United States, the several states thereof, any local subdivision of any of them or any agency, department or unit of any of the foregoing.

“Law” means any federal, state, local or foreign statute, law (including common law), ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority.

“Permitted Transfer” means a Transfer of Covered Company Shares by a Stockholder or its Affiliates to any Affiliate of the Stockholder; provided, however, that any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Shares agrees in writing to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer all references to the Stockholder shall also be deemed to include such transferee.

ARTICLE II.

VOTING AGREEMENT

Section 2.1 Agreement to Vote.

(a) During the Term (as defined herein), the Stockholder hereby agrees that at the Company Stockholder Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the extent that the Covered Company Shares are entitled to vote thereon or consent thereto and subject to Section 2.1(b):

(i) appear at each such meeting or otherwise cause all of the Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) subject to the terms hereof, irrevocably and unconditionally vote (or cause to be voted), in person or by proxy, or, if applicable, deliver (or cause to be delivered) a written consent covering all of the Covered Company Shares:

(1) in favor of the adoption of the Subscription Agreement and the Contemplated Transactions;

(2) in favor of any proposal to adjourn or postpone a meeting of the stockholders of the Company submitted by the Company at the meeting if there is not a quorum to hold such meeting or to allow additional solicitation of votes in order to obtain the Company Stockholder Approval to; and

(3) against any Acquisition Proposal, without regard to the terms of any such Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the adoption of the Subscription Agreement or in competition or inconsistent with, or that, to the knowledge of the Stockholder, would reasonably be expected to prevent, delay or impede the consummation of, the Purchase and Sale and the other Contemplated Transactions, but only if requested by Purchaser in writing at least two (2) Business Days prior to the applicable meeting date.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to convert, exercise or exchange any option, warrants, or convertible securities in order to obtain any underlying shares of Common Stock.

Section 2.2 No Inconsistent Agreements. The Stockholder represents, covenants and agrees that, except for this Agreement, neither the Stockholder nor its Controlled Affiliates (a) has entered into, nor shall enter into at any time during the Term, any voting agreement, voting trust or similar Contract, arrangement or understanding with respect to any Covered Company Shares and (b) has granted, nor shall grant (or permit to be granted) during the Term, a proxy, consent or power of attorney with respect to any Covered Company Shares (other than a revocable proxy instructing the proxy holder to vote the Covered Company Shares in accordance with Section 2.1). For the avoidance of doubt, this Agreement shall not restrict the ability of the Stockholder to sign a voting and support agreement with respect to any shares owned by the Stockholder other than the Covered Company Shares.

ARTICLE III.

OTHER COVENANTS

Section 3.1 Restrictions on Transfers. The Stockholder hereby agrees that, during the earlier of the termination of this Agreement pursuant to Section 5.1 or the Company Stockholder Approval, (a) except with Purchaser’s prior written consent, the Stockholder shall not Transfer or consent to a Transfer of any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer, and (b) any Transfer in violation of this provision shall be void.

Section 3.2 No Solicitation. During the Term, the Stockholder agrees that it will not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 4.1 of the Subscription Agreement.

Section 3.3 Stock Dividends, Distributions, Additional Acquisitions, etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In the event that Stockholder or its Controlled Affiliates become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2.1, then the terms of this Agreement shall apply to such other securities as though they were Covered Company Shares hereunder.

Section 3.4 Shareholder Litigation.

(a) Intentionally Omitted.

(b) The Stockholder agrees not to, and shall cause its Controlled Affiliates not to, commence or participate in, and use commercially reasonable efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of Purchaser, the Company or any of their respective Affiliates, any of their respective successors or the directors, officers or other fiduciaries or agents of any of the foregoing, in each case relating to the negotiation, execution or delivery of this Agreement, the Subscription Agreement, the other Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including (i) challenging the validity of, or seeking to enjoin or delay the operation of any provision of this Agreement, the Subscription Agreement or the consummation of the transactions contemplated hereby or thereby, (ii) alleging a breach of any duty of the Company Board (or any committee thereof) or any member of the Company Board (or any committee thereof) in connection with this Agreement, the Subscription Agreement, the other Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, or (iii) making any claim under the U.S. federal securities laws with respect to disclosures to the Company’s stockholders in connection with this Agreement, the Subscription Agreement, the other Ancillary Agreements or the consummation of the Contemplated Transactions; provided, however, that nothing in this Section 3.4(b) shall limit, restrict or prevent the Stockholder or its Controlled Affiliates from making any claims or asserting any actions against the Company for indemnification under (A) any indemnification agreements to which the Stockholder and the Company are party, (B) applicable Law, (C) the organizational documents of the Company, (D) director and officer indemnification insurance policy or any director and officer indemnification tail insurance policy or (E) Section 6.6 of the Subscription Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Purchaser as follows:

(a) Authority; Execution and Delivery; Enforceability. The Stockholder has all necessary corporate power and authority, other entity power and authority, or legal capacity to execute, deliver and perform his, her or its obligations under this Agreement and the execution, delivery and performance by the Stockholder of this Agreement and the compliance by the Stockholder with each of his, her or its obligations herein have been duly and validly authorized by all necessary corporate or other entity action (if the Stockholder is an entity) on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes the Stockholder’s legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought. If the Stockholder is an individual and is married and the Covered Company Shares constitute community property under applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, the Stockholder’s spouse.

(b) Ownership of Shares. As of the date hereof, the Stockholder is the Beneficial Owner of and owns of record the Existing Shares set forth opposite the Stockholder’s name on Schedule I hereto, free and clear of any liens and not bound by any contractual obligation to which the Stockholder is a party which creates any limitation or restriction on the Stockholder’s right to vote, sell, transfer or otherwise dispose of such Common Stock (other than this Agreement and such liens, limitations or restrictions that would not adversely affect the ability of the Stockholder to perform its obligations under this Agreement), and such Existing Shares constitute all of the Existing Shares Beneficially Owned or owned of record by the Stockholder and which Stockholder has the power to direct the vote as of the date hereof. Schedule I hereto also includes a list of any other equity securities or rights of the Company Beneficially Owned or owned of record by the Stockholder as of the date hereof, and none of the Controlled Affiliates of the Stockholder Beneficially Owns or owns of record any equity securities or rights of the Company as of the date hereof. The Stockholder has and will have at all times through the Term (except to the extent such Existing Shares are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to Control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1, and sole power to agree to all of the matters set forth in this Agreement, and no Existing Shares are subject to any voting trust, proxy, voting restriction or, to the knowledge of the Stockholder, adverse claim or other arrangement with respect to the voting, in each case with respect to all of the Stockholder’s Existing Shares that would adversely affect the ability of the Stockholder to perform his, her or its obligations under this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by him, her or it with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation, bylaws, or other organizational or governing documents of the Stockholder or his, her or its Controlled Affiliates, (ii) conflict with or violate any Law known by the Stockholder applicable to the Stockholder or his, her or its Controlled Affiliates or by which any of the Stockholder’s or his, her or its Controlled Affiliates’ properties or assets are bound or affected, or (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any Contract to which the Stockholder or his, her or its Controlled Affiliates is a party or by which any of the Covered Company Shares are bound, or result in the creation of any lien upon any of the Covered Company Shares, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay the Stockholder’s ability to perform his, her or its obligations under this Agreement.

(d) Consents and Approvals. The execution, delivery and performance by the Stockholder of this Agreement do not and will not require any consent of, or filing with, any governmental entity (excluding filings under applicable U.S. federal or blue sky securities laws or where the failure to obtain such consent or make such filing would not reasonably be expected to impair or materially delay the Stockholder’s ability to perform his, her or its obligations under this Agreement).

(e) Legal Proceedings. As of the date of this Agreement, there are no proceedings pending, or to the knowledge of the Stockholder, threatened against the Stockholder or his, her or its Controlled Affiliates that would reasonably be expected to impair or materially delay the Stockholder’s ability to perform the Stockholder’s obligations under this Agreement. The Stockholder and his, her or its Controlled Affiliates are not, and none of the Stockholder’s or his, her or its Controlled Affiliates’ properties or assets is or are, subject to any judgment that would reasonably be expected to impair or materially delay the Stockholder’s ability to perform his, her or its obligations under this Agreement.

(f) Acknowledgements.

(i) The Stockholder has had the opportunity to review the Subscription Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Purchaser is entering into the Subscription Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(ii) The Stockholder, on his, her or its own behalf and on behalf of his, her or its Controlled Affiliates and his, her or its and their respective Representatives, acknowledges, represents, warrants and agrees that (A) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, this Agreement and the Contemplated Transactions and (B) he, she or it has been furnished with or given access to such documents and information about the Subscription Agreement and the other Ancillary Agreements as he, she or it and his, her or its Representatives have deemed necessary to enable he, she or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Agreements to which he, she or it is or will be a party and the Contemplated Transactions.

(iii) In entering into this Agreement and the other Ancillary Agreements to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties of Purchaser expressly set forth in Section 4.2 of this Agreement and no other representations or warranties of any of Purchaser or any of their respective Affiliates (including, for the avoidance of doubt, none of the representations or warranties of Purchaser set forth in the Subscription Agreement (other than any other Ancillary Agreement)) or any other Person, either express or implied, and the Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges and agrees that, except for the representations and warranties of Purchaser expressly set forth in Section 4.2 of this Agreement, none of Purchaser or any of its Affiliates or any other Person makes or has made any express or implied representation or warranty with respect to any other information provided to the Stockholder or its Representatives by or on behalf of Purchaser or its Representatives in connection with or related to this Agreement, the Subscription Agreement, the other Ancillary Agreements or the transactions contemplated hereby or thereby.

Section 4.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Stockholder as follows:

(a) Organization. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Authority; Execution and Delivery; Enforceability. Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Purchaser of this Agreement and the compliance by Purchaser with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) No Conflicts. Neither the execution and delivery of this Agreement by Purchaser nor compliance by Purchaser with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation, bylaws, or other organizational or governing documents of Purchaser, (ii) conflict with or violate any law applicable to Purchaser or by which any of Purchaser’s properties or assets are bound or affected, or (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any Contract to which Purchaser is a party or by which any property or asset of Purchaser is bound, or result in the creation of any lien upon any of the properties or assets of Purchaser, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay Purchaser’s ability to perform its obligations under this Agreement.

(d) No Other Representations. Purchaser acknowledges and agrees that, other than the representations expressly set forth in this Agreement, the Stockholder has not made, or is not making, any representations or warranties to Purchaser with respect to the Company, the Stockholder’s ownership of Common Stock, the Subscription Agreement or any other matter. Purchaser hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

ARTICLE V.

TERM OF AGREEMENT

Section 5.1 Termination. The term of this Agreement (“Term”) shall commence on the date when the Subscription Agreement is executed and delivered by all parties thereto and shall terminate upon the earliest to occur of:

(a) the termination of this Agreement by the mutual written consent of Purchaser and the Stockholder;

(b) the termination of the Subscription Agreement in accordance with its terms prior to the First Closing;

(c) the date and time (if any) at which the Board of Directors of the Company shall have made an Adverse Recommendation Change in accordance with the terms and provisions of the Subscription Agreement; and

(d) the First Closing.

In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any willful and material breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, willful material breach shall mean a material breach of a Party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such action would be a material breach of such Party’s covenants or agreements.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Purchaser shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.2 Further Assurances. Each of the Parties agrees that, upon the reasonable request of any other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

Section 6.3 Amendment and Modification; Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, when properly transmitted; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company prior to the First Closing, to:

Sonim Technologies, Inc.

6500 River Place Boulevard, Bldg. 7, S#250

Austin, TX, 78730

Attention: Mr. Robert Tirva

E-mail: b.tirva@sonimtech.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Brophy Christensen; Noah Kornblith

E-mail: bchristensen@omm.com; nkornblith@omm.com

If to the Purchaser or the Company following the First Closing, to:

AJP Holding Company, LLC

[********]

[********]

Attention: [********]

E-mail: [********]

with a copy (which shall not constitute notice) to:

Venable LLP

Rockefeller Center, 1270 Avenue of the Americas, 24th Floor

New York, NY 10020

Attention: William N. Haddad, Kirill Y. Nikonov, Arif Soto

E-mail: wnhaddad@venable.com, kynikonov@venable.com, asoto@venable.com

If to the Stockholder, at the address set forth on Schedule I.

Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format), e-mail, facsimile, or other means of electronic transmission and such means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.6 Entire Agreement; Third Party Beneficiaries. This Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. The provisions of this Agreement are binding upon and inure to the benefit of the Parties and, subject to Section 3.1 and Section 6.8, their respective successors and assigns. Other than as set forth in Section 3.1 and Section 6.8, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors.

Section 6.7 Severability. Any provision hereof that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.8 Successor and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.9 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits, and Schedules to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

Section 6.10 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Delaware.

(b) Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Contemplated Transactions or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.

(c) Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.

(d) Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.4 shall be deemed effective service of process on such Person.

(e) Waiver of Jury Trial. EACH PARTY HERETO, FOR HIMSELF, HERSELF OR ITSELF AND ITS CONTROLLED AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE CONTROLLED AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.11 Specific Performance. The parties hereto agree that irreparable damage could occur and that a party will not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.12 Capacity as a Stockholder. The Stockholder makes his, her or its agreements and understandings herein solely in his, her or its capacity as record holder and Beneficial Owner of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by the Stockholder or by any Representative of the Stockholder solely in his, her or her capacity as a director or officer of the Company. Without limiting the foregoing and notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual, or such Stockholder’s designees) in his, her or its capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Subscription Agreement, and no such actions shall be deemed a breach of this Agreement or (b) exercising such Stockholder’s (or its designee’s) fiduciary duties as an officer or director of the Company. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

Section 6.13 Expenses. Except otherwise provided by this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the Contemplated Transactions, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.14 Stockholder Obligation Several and Not Joint. The obligations of the Stockholder hereunder shall be several and not joint, and the Stockholder shall not be liable for any breach of the terms of any other similar voting agreement by any other stockholder of the Company.

Section 6.15 Non-Recourse. Unless expressly agreed to otherwise by the parties to this Agreement, in writing, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, or any instrument or other document delivered pursuant to this Agreement or the Contemplated Transactions, may only be brought against the Persons expressly named as parties of this Agreement (or any of their respective successors, legal representatives and permitted assigns) and then only with respect to the specific obligations set forth herein with respect to such party. No (i) past, present or future director, employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or persons in a similar capacity, controlling person, Affiliate or other Representative of any party or any of their respective successors and permitted assigns or (ii) past, present or future director, employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or persons in a similar capacity, controlling person, Affiliate or other Representative of any of the Persons set forth in the foregoing clause (i) or any of their respective successors and permitted assigns (unless, for the avoidance of doubt, such Person is a party), shall have any liability or other obligation for any obligation of any party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, or any instrument or other document delivered pursuant to this Agreement or the Contemplated Transactions; provided, however, that nothing in this Section 6.15 shall limit any liability or other obligation of the parties for breaches of the terms and conditions of this Agreement.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

Sonim Technologies, Inc.

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

AJP Holding Company, LLC

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SCHEDULE I

EXISTING SHARES AND OTHER EQUITY SECURITIES

Name of Stockholder	Existing Shares	Other Equity Securities of the Company	Notice Information